Exhibit 99.1

iParty Corp. Announces End of Go-Shop

DEDHAM, Mass.--(BUSINESS WIRE)--April 1, 2013--iParty Corp. (NYSE MKT: IPT - news), a leading party goods retailer with a strong presence in New England, today announced the expiration, at 11:59 p.m. (Eastern Daylight Savings Time) on March 31, 2013, of the “go-shop” period during which it was permitted to solicit alternative proposals to its proposed merger with Party City Holdings Inc., a Delaware corporation (“Party City”).

On March 1, 2013, iParty entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Party City and Confetti Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Party City (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into iParty, and as a result iParty will continue as the surviving corporation (the “Merger”). During the “go-shop” period contemplated by the Merger Agreement, iParty was permitted to initiate, solicit and encourage, whether publicly or otherwise, any acquisition proposals from third parties, and provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals. The go-shop process was conducted on iParty’s behalf by its financial advisor Raymond James & Associates, Inc. (“Raymond James”).

During the “go-shop” period, Raymond James contacted 40 potential transaction partners at the request of and on behalf of iParty, including strategic and financial buyers. Despite this solicitation of interest, none of the 40 contacted parties requested to review non-public information or submitted a written acquisition proposal with respect to iParty.

iParty is now subject to customary “no-shop” restrictions on its ability to solicit acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding the “no shop” restrictions, prior to obtaining the Company stockholder approval of the Merger Agreement, iParty may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to any unsolicited acquisition proposal in accordance with the terms and conditions of the Merger Agreement to permit iParty’s board of directors to comply with its fiduciary duties.

iParty is continuing to work with Party City to complete the Merger in a timely manner. iParty expects the Merger to close during the second quarter of 2013, however the Merger is subject to customary closing conditions, including approval by iParty’s stockholders of the Merger Agreement.

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates 54 iParty retail stores in New England and Florida and an internet site (www.iparty.com) for costume and related goods and party planning. iParty’s aim is to make throwing a successful event both stress-free and fun. With an extensive assortment of party supplies and costumes in our stores and available at our online store, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource to help them customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues and, of course, Halloween. In addition to the extensive assortment of costume and related merchandise available through iParty’s internet site our web site focuses on increasing customer visits to our retail stores by highlighting the ever changing store product assortment for all occasions and seasons and featuring sales flyers, enter-to-win contests, monthly coupons and ideas and themes offering consumers an easy and fun approach to any party. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Additional Information and Where You Can Find It

In connection with the proposed transaction, iParty filed a preliminary proxy statement on Schedule 14A. In addition, iParty will file with the SEC a definitive proxy statement on Schedule 14A and other relevant documents concerning the proposed transaction with the SEC. Investors and security holders of iParty are urged to read all relevant documents, including the preliminary proxy statement and, when available, the definitive proxy statement, filed with the SEC, because they contain important information about iParty and the proposed transaction that should be considered before making a decision about the Merger.

The preliminary proxy statement, the definitive proxy statement (when it becomes available) and any other documents filed by iParty with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by iParty by contacting David Robertson, iParty’s Chief Financial Officer, at 781-355-3770.

iParty and its directors and certain executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from iParty’s stockholders in connection with the transaction. Information regarding the directors and executive officers and their respective interests in the Company by security holdings or otherwise is included in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of iParty’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: conditions to the closing may not be satisfied and the transaction may involve unexpected costs, liabilities or delays any of which could cause the transaction not to be consummated and those risks and uncertainties set forth in iParty’s filings with the SEC. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, “Risk Factors” of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and our other periodic reports filed with the SEC. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

CONTACT:
iParty Corp.
David Robertson, 781-355-3770
Chief Financial Officer
drobertson@iparty.com